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                                   EXHIBIT 2

                                    BY-LAWS

                          FOR PROVIDIAN SERIES TRUST
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                                    BY-LAWS
                                      OF
                            PROVIDIAN SERIES TRUST


                                   ARTICLE I
            Agreement and Declaration of Trust and Principal Office
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Section 1.1  Agreement and Declaration of Trust. These By-laws are made and adopted pursuant to the Agreement and Declaration of Trust establishing PROVIDIAN SERIES TRUST (the "Trust"), as from time to time may be amended, restated or modified (the "Declaration"). All words and terms capitalized in these By-laws shall have the meaning or meanings set forth for such words or terms in the Declaration. If any term or provision of these By-laws shall be in conflict with any term or provision of the Declaration, the terms and provisions of the Declaration shall be controlling.

Section 1.2 Principal Office of the Trust. The principal office of the Trust shall be located within or without the Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

                                  ARTICLE II
                    Shareholders' Meetings and Record Dates
                    ---------------------------------------

Section 2.1 General. All meetings of the Shareholders shall be held, pursuant to written notice, within or without the Commonwealth of Massachusetts and on such day and at such time as the Trustees shall designate. Notice shall be given by mail not less than ten (10) nor more than sixty (60) days prior to the day named for the meeting, and shall be deemed to have been properly given to a Shareholder when deposited in the United States mail with first class postage prepaid, directed to his or her address as given to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by the Declaration.

Section 2.2 Notice of Adjournments. Upon adjournment of any meeting of Shareholders, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at the meeting originally called. If after the adjournment, the Trustees fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record on the new record date entitled by law to receive such notice.

Section 2.3 Chairman. The Chairman shall act as chairman at all meetings of the Shareholders; in his or her absence, the President shall act as chairman; and in the absence of the Chairman and

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President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

Section 2.4 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IX, Sections 2 and 4 of the Declaration, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the shareholders, (ii) with respect to any termination of this Trust to the extent and as provided in
Article XIII, Section 1 of the Declaration, (iii) with respect to any amendment of the Declaration to the extent and as provided in Article IV, Section 4 and
Article XIII, Section 1 of the Declaration, (iv) with respect to any reorganization of the Trust as provided in Article XIII, Section 2 of the Declaration, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, these By-laws, or any registration of the Trust with the Securities and Exchange Commission or any State, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Class or Series, as the case may be, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Class or Series and (ii) when the Trustees have determined that the matter affects only the interests of one or more Class or Series, then only Shareholders of such Class or Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration, or these By-laws to be taken by Shareholders.

Section 2.5 Proxies; Voting. Shareholders may vote at any meeting, or by consent in writing without a meeting pursuant to the Declaration, either in person or by proxy. Every proxy shall be executed in writing by the Shareholder, or by his or her duly authorized attorney-in fact, with each full share represented at the meeting being entitled to one vote and fractional shares to fractional votes. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary, or such other officer or agent of the Trust as the Secretary may direct. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly stated in such proxy, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted

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or the authority is exercised, written notice of such death or incapacity is given to the Secretary or to such other officer or agent of the Trust as the Secretary may direct.

Section 2.6 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law, the Declaration, or these By-laws) consents to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 2.7 Closing of Transfer Books and Fixing Record Dates. For the purpose of determining which Series or Class(es) of Shareholders are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in the Declaration. If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the record date shall be the close of business of the day next preceding the date of mailing of notice of the meeting, or in the case of a dividend or other distribution, the close of business on the day upon which the dividend or distribution resolution is adopted, or on such later day as the Trustees may determine.

Section 2.8 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election, who may but need not be Shareholders, to act at such meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any such meeting may, and upon the request of any Shareholder or his or her proxy shall, make such appointment at the meeting. The number of Inspectors shall be either one (1) or three (3). If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders or proxies shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy must be filled by appointment made by the Trustees in advance of the convening of the meeting, or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with impartiality, and fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate or a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any Shareholder or his or her proxy, the Inspectors of Election shall make a written report on any challenge or question or matter determined by them and execute a certificate of any fact found by them.

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                                  ARTICLE III
                                   Trustees
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Section 3.1 Regular Meetings.  Regular meetings of the Trustees may be held at such time and place as the Trustees may by resolution from time to time determine without call or notice. If any day fixed for a regular meeting shall be a legal holiday in the Commonwealth of Massachusetts or the place designated for regular meetings, then the meeting shall be held at the same hour and place on the next succeeding business day.

Section 3.2 Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, the President, or the Secretary, or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice or the meeting.

Section 3.3 Notice of Special Meetings. Notice of any special meeting, specifying the place, day and hour of the meeting, shall be given to a Trustee either personally or by sending a copy thereof through the mail, with first class postage prepaid, or by facsimile, to his or her address appearing on the books of the Trust or supplied by him or her to the Trust for the purpose of notice, at least forty-eight (48) hours, prior to the time named for such meeting. If the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, postage prepaid, for transmission to such person. Notice by telephone shall constitute personal delivery for these purposes. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous consent.

Section 3.4 Waiver of Notice. Whenever any notice is required by the Declaration or these By-laws to be given to a Trustee, a waiver thereof in writing, whether signed by him or her before or after the meeting, shall be deemed equivalent to the giving of due notice. Attendance of any Trustee at any meeting shall constitute a waiver of notice of such meeting except where such Trustee attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.5 Adjournment. Adjournment or adjournments of any meeting may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

Section 3.6 Executive and Other Committees.  Subject to the provisions of
Section 3.4 hereof, the Trustees may, by resolution adopted by a majority thereof, designate one or more of their number to constitute an Executive Committee, and may designate one or more of their number as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Committee, and similarly may create other committees as deemed necessary or appropriate, including, but not limited to, an Audit Committee. The President shall be notified in

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advance of all Executive Committee meetings, and whenever feasible or convenient for him or her, the President shall attend meetings of the Executive Committee and serve ex officio, as a non-voting advisory member. Any such Executive Committee, to the extent provided in such resolution and the Declaration, shall have and exercise the authority of the Trustees in the management of the business and affairs of the Trust and the management and disposition of Trust Property. Vacancies in the membership of any committee shall be filled by the Trustees. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of their proceedings and report the same to the Trustees.

Section 3.7 Chairman; Records. The Chairman shall act as chairman at all meetings of the Trustees; in his or her absence the Trustees present may elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consents of the Trustees without a meeting, shall be recorded by the Secretary.

Section 3.8 Meeting of Shareholders. Meetings of Shareholders shall be held at such times and in such places as the Trustees shall, by resolution, direct.

                                  ARTICLE IV
                        Officers, Agents and Employees
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Section 4.1 Officers of the Trust.  The officers of the Trust shall be a
Chairman chosen from among the Trustees and a President, a Secretary and a Treasurer or persons who shall act as such regardless of the name or title by which they may be designated, elected or appointed. One or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers or agents as the Trustee shall deem necessary or appropriate to carry out the business of the Trust also may be elected or appointed. Any two or more offices may be held by the same person, except those of President and Secretary and provided that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. In addition to the powers and duties prescribed by the Declaration and these By-laws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Trustees. The officers and assistant officers of the Trust shall hold office until their successors are chosen and have qualified, unless their term of office is sooner terminated, by death, resignation or removal. The Trustees may amend the title of any officer or assistant officer or create a new office, by utilizing a word or words descriptive of his or her powers or the general character of his or her duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy may be filled by the Trustees at any time.

Section 4.2 Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee may be removed or have his or her authority revoked at any time, with or without cause, by a majority of the Trustees, whenever in their judgment the best interests of the Trust will be

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served thereby, but such removal or revocation shall be without prejudice to the right, if any, of the person so removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee likewise may be removed by the President or Chairman or, subject to the supervision or the President or Chairman, by the person having authority with respect to the appointment of such agent or employee. Any officer may resign at any time by written notice signed by such officer and delivered or mailed to the Chairman, President, or Secretary, and such resignation shall take effect upon receipt by the Chairman, President, or Secretary, or at a later date according to the terms of such notice.

Section 4.3 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Trustees may determine.

Section 4.4 Chairman of the Board or Trustees; Powers and Duties. The Chairman shall, if present, preside at all meetings of the Shareholders and of the Trustees. He or she shall perform such other powers and duties as may from time to time be assigned to him or her by the Trustees.

Section 4.5 The President. Subject to such supervisory powers, if any, as may be given by the Trustees, the President shall be the chief operating officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers or management as are usually vested in the office of president of a Massachusetts business corporation. In the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine and shall be an ex officio member of the Executive Committee and of all standing committees (if any) appointed by the Trustees.

Section 4.6 Vice-President; Powers and Duties. The Vice-President, if any, shall, in the absence or disability of the President, perform all the duties of the President, and when so acting shall have all the powers and be subject to all of the restrictions upon the President. If there be more than one Vice-President, their seniority in performing such duties and exercising such powers shall be in order of their rank as fixed by the Trustees, or, if more than one and not ranked, then by determination of the Trustees, or, in the absence of such determination, by the order in which they were first elected. Subject to the direction of the Trustees, and the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and

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powers as shall be designated from time to time by the Trustees or the President and as by general usage appertain to the office.

Section 4.7 Secretary; Powers and Duties. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the executive or other committee, if any. He or she shall give, or cause to be given, as required by the Declaration or these By-laws, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees, or the President. He or she shall keep in safe custody the seal of the Trust, and may affix the same, or, if permitted, a facsimile thereof, to any instrument executed by the Trust and attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees or the President shall from time to time determine.

Section 4.8 Treasurer; Powers and Duties. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and President all powers and duties normally incident to his or her office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He or she shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He or she shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees, or the Chairman or the President. He or she shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust in his or her possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal financial and accounting officer or the Trust. He or she shall have such other duties and authorities as the Trustees or the President shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Investment Adviser, the Custodian, or the Transfer Agent to maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust.

Section 4.9 Delegation of Officers' Duties. The Trustees may appoint such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist, shall assist that officer in the duties of his or her office and shall have such other duties and authority as may be conferred upon them by the Trustees or delegated to them by the President. In case of the absence or disability of any officer or assistant officer of the Trust or for any other reason that the Trustees may deem sufficient, the Trustees may delegate or authorize the delegation of his or her powers or duties, for the time being, to any person.

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                                   ARTICLE V
                                    Shares
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Section 5.1 Evidence of Share Ownership.  Certificates representing the Trust's
Shares shall not be physically issued. Shares in the Trust shall be recorded on a register maintained for the Trust by the Transfer Agent appointed by the Trustees. The holders of Shares so maintained shall have the same rights of ownership with respect to such shares as if certificates had been issued. The Trustees shall, from time to time, by appropriate resolution, establish such rules for authentication of Shareholders for purposes of purchase and redemption as they shall deem necessary. The Trustees may create or discontinue, at their discretion, one or more Series or Class(es) of Shares.

                                  ARTICLE VI
                                 Miscellaneous
                                 -------------

Section 6.1 Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate in accordance with the provisions of the Declaration, and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Adviser), as the Trustees may from time to time authorize.

Section 6.2 Signatures. Except as the Trustees may otherwise authorize, all contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in the Declaration or these By-laws and need not bear the seal of the Trust.

Section 6.3 Seal. The Seal of the Trust shall have inscribed thereon the words "Providian Series Trust, a Massachusetts Voluntary Association, Common Seal, 1996." Such seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any manner reproduced and attested as if it had been impressed and attested manually.


                                  ARTICLE VII
                             Amendment of By-laws
                             --------------------

Section 7.1 General. In accordance with the Declaration, the Trustees have the power to alter, amend or repeal the By-laws or adopt new By-laws at any time. Action by the Trustees with respect to the By-laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.


As adopted at a meeting of the Board of Trustees on _____________ ___, 1996.

WDC-2076_2
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